UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2009

ADTRAN, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-24612	63-0918200
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard, Huntsville, Alabama	35806-2807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (256) 963-8000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

During Adtran’s presentation at the SUPERCOMM 2009 trade show in Chicago, IL, on October 21, 2009, there was a discussion of the anticipated impact of both the Broadband Initiatives and the Broadband Technology Opportunities programs created under the American Recovery and Reimbursement Act, and in particular the pace of funding under those programs.  The Company is filing this 8-K to clarify and amplify that discussion.  Under both programs, awards for the commitment of funds to identified projects must be made no later than September 30, 2010, although currently there are suggestions this deadline may move to a later date.  While completion times of projects receiving commitments for funding may vary depending on the complexity of the project, under current guidelines projects must be substantially completed within two years from the date of the award and projects must be fully completed no later than three years from the date of the award.  Although the process remains fluid and may well change, it is our current understanding that funding will occur in accordance with the terms of the award, including times for payment.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on October 27, 2009.

ADTRAN, Inc.
(Registrant)

By:/s/ James E. Matthews
James E. Matthews
Senior Vice President – Finance,
Chief Financial Officer, Treasurer,
Secretary and Director